Waiver


     Reference is made to the Employment Agreement ("Employment Agreement") dated as of October 1, 1995 between Laurence A. Lancit (the "Executive") and Lancit Media Entertainment ("Lancit").

     Reference is made to the Agreement and Plan of Merger ("Merger Agreement") among RCN Corporation ("RCN'), LME Acquisition Corporation ("LME") and Lancit.

     Pursuant to the Merger Agreement, LME, a wholly owned subsidiary of RCN, will be merged with and into Lancit whereupon Lancit will become a wholly owned subsidiary of RCN (the "Merger");

     In consideration of RCN entering the Merger Agreement, (i) the Executive hereby agrees that he will not exercise his right to terminate the Employment Agreement under Paragraph 8.F(2) thereof as a result of a Change of Control (defined in the Employment Agreement) arising pursuant to the Merger or any other transactions contemplated by the Merger Agreement, including, without limitation, approval of the Merger by Lancit's shareholders, and (ii) Executive hereby waives any right to terminate the Employment Agreement under Paragraph 8.F(2) by reason of any such Change of Control arising pursuant to the Merger or any other transactions contemplated by the Merger Agreement, including, without limitation, approval of the Merger by Lancit's shareholders. For avoidance of doubt, Paragraph 8.F(3) will not apply to termination of the Executive's employment by Executive by reason of any such Change of Control arising pursuant to the Merger or any other transactions contemplated by the Merger Agreement, including, without limitation, approval of the Merger by Lancit's shareholders.

     As modified hereby, the Employment Agreement remains in full force and effect. This Waiver shall terminate in the event the Merger Agreement is terminated  pursuant  to  Section  7.01  thereof  or  the  Merger  is  otherwise abandoned.
                                    /s/ Laurence A. Lancit
                                    ---------------------------------
                                    LAURENCE A. LANCIT

                                 RCN CORPORATION

                               By: /s/ PAUL SIGMUND
                                  -------------------------------------------
                                      Name: Paul Sigmund
                                     Title: Executive Vice President

                               LANCIT MEDIA ENTERTAINMENT, LTD

                               By: /s/ SUSAN L. SOLOMON
                                  -------------------------------------------
                                      Name: Susan L. Solomon
                                     Title: Chairman of the Board and Chief
                                              Executive Officer